EXHIBIT 99.1

McGrath RentCorp Announces Results for Third Quarter 2018

LIVERMORE, Calif., Oct. 30, 2018 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended September 30, 2018 of $143.1 million, an increase of 6%, compared to the third quarter of 2017.  The Company reported net income of $24.8 million, or $1.01 per diluted share for the third quarter of 2018, compared to net income of $16.8 million, or $0.69 per diluted share, in the third quarter of 2017.

THIRD QUARTER 2018 COMPANY HIGHLIGHTS:

  Income from operations increased 18% year-over-year to $35.8 million.
  Rental revenues increased 11% year-over-year to $82.2 million.
  Adjusted EBITDA1 increased 13% year-over-year to $57.3 million.
  Dividend rate increased 31% year-over-year to $0.34 per share for the third quarter of 2018.  On an annualized basis, this dividend represents a 2.9% yield on the October 29, 2018 close price of $46.87 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“We were very pleased with our execution across the business in the third quarter.  We realized a healthy 11% growth in rental revenues and delivered an 18% improvement in operating profit, despite additional expenses in the third quarter to get equipment ready for rent.  Our pipelines remain strong and we are well positioned as we enter the fourth quarter to finish 2018 favorably.

Mobile Modular rental revenues for the quarter increased 14% from a year ago, and operating profit grew 21%.  Rental rates increased 9%, as growth continued to be strong across commercial and education markets in most regions.  We experienced strong third quarter shipments, with average utilization improving 3% and ending the quarter above 79%.  Demand for containers in our Portable Storage division was also strong and we are realizing growth in all regions.

TRS-RenTelco rental revenues for the quarter increased 6% and operating profit grew 8% from a year ago.  Testing demand for general purpose equipment as well as communications equipment was favorable, supported by R&D work in labs and infrastructure development as carriers prepare their networks for future 5G rollout.  Rental rates decreased 2% primarily due to mix changes between general purpose and communications equipment.

Adler Tank Rentals rental revenues for the quarter increased 13% and operating profit grew 30% from a year ago.  Rental rates increased 2% and utilization improved 9% during the quarter with utilization rising to 64% at quarter end.  Five of our six industry segments realized rental revenue growth with upstream oil and gas exploration continuing to feed demand.

Our drive to improve performance continues.  This quarter we again demonstrated our ability to scale on our cost structure and improve margins to deliver strong operating profit growth.  Utilization gains in both Mobile Modular and Adler, combined with prudent investment in new fleet, reflect continued effort to deploy fleet we already own.  Based on our strong third quarter performance, and positive trends entering the fourth quarter, we are increasing our guidance for the full year of 2018.”

________________________

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended September 30, 2018 to the quarter ended September 30, 2017 unless otherwise indicated.

MOBILE MODULAR

For the third quarter of 2018, the Company’s Mobile Modular division reported income from operations of $19.2 million, an increase of $3.4 million, or 21%.  Rental revenues increased 14% to $41.2 million, depreciation expense increased 1% to $5.3 million and other direct costs increased 13% to $10.7 million, which resulted in an increase in gross profit on rental revenues of 17% to $25.2 million.  Rental related services revenues increased 10% to $16.2 million, with associated gross profit increasing 2% to $3.7 million.  Sales revenues decreased 2% to $17.1 million.  Gross margin on sales decreased to 24% from 27% in 2017 primarily due to lower margins on used equipment sales, resulting in a 13% decrease in gross profit on sales revenues to $4.2 million.  Selling and administrative expenses decreased 2% to $14.3 million.

TRS-RENTELCO

For the third quarter of 2018, the Company’s TRS-RenTelco division reported income from operations of $7.7 million, an increase of $0.6 million, or 8%.  Rental revenues increased 6% to $22.2 million, depreciation expense increased 10% to $9.1 million and other direct costs increased 12% to $3.8 million, which resulted in a comparable gross profit on rental revenues of $9.4 million.  Sales revenues decreased 7% to $4.5 million.  Gross margin on sales increased to 63% from 51% in 2017 primarily due to higher margins on used equipment sales, resulting in a 16% increase in gross profit on sales revenues to $2.9 million.  Selling and administrative expenses decreased 4% to $5.2 million, primarily due to lower bad debt expense.

ADLER TANKS

For the third quarter of 2018, the Company’s Adler Tanks division reported income from operations of $5.5 million, an increase of $1.3 million, or 30%.  Rental revenues increased 13% to $18.7 million, depreciation expense increased 1% to $4.0 million and other direct costs increased 23% to $3.2 million, which resulted in an increase in gross profit on rental revenues of 16% to $11.5 million.  Rental related services revenues increased 9% to $6.9 million, with gross profit on rental related services decreasing 2% to $1.5 million.  Selling and administrative expenses increased 4% to $7.6 million primarily due to increased employee headcount, salaries and employee benefit cost.

FINANCIAL OUTLOOK:

Based upon the Company’s year-to-date results and current outlook for the remainder of the year, the Company is raising its financial outlook and expects its 2018 total operating profit to increase 18% to 21% above 2017 results, as compared to our prior expectation of an 11% to 15% increase.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company with four rental divisions.  Mobile Modular rents and sells modular buildings to fulfill customers' temporary and permanent classroom and office space needs in California, Texas, Florida, and the Mid-Atlantic from Washington D.C. to Georgia.  TRS-RenTelco rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas.  Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids with operations serving key markets throughout the United States.  Mobile Modular Portable Storage provides portable storage solutions in the California, Texas, Florida, Northern Illinois, New Jersey, North Carolina and Georgia markets.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of October 1, 2018, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 30, 2018 to discuss the third quarter 2018 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A 7-day replay will be available following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the call replay is 3466139.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “believes,” “expects,” “will,” or “anticipates” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s comments that the pipelines remain strong thereby positioning the Company to finish 2018 favorably, as well as the full year 2018 outlook in the “Financial Outlook” section are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the extent of the recovery underway in our modular building division; the state of the wireless communications network upgrade environment; the utilization levels and rental rates of our Adler Tanks liquid and sold containment tank and box rental assets; continued execution of our performance improvement initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Revenues
Rental	$82,155	$73,781	$233,683	$211,712
Rental related services	23,880	21,856	60,797	58,587
Rental operations	106,035	95,637	294,480	270,299
Sales	36,085	38,684	67,722	67,166
Other	1,027	1,067	3,013	2,342
Total revenues	143,147	135,388	365,215	339,807
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	18,407	17,492	54,287	52,113
Rental related services	18,618	16,611	47,404	44,756
Other	17,674	15,396	52,696	46,794
Total direct costs of rental operations	54,699	49,499	154,387	143,663
Costs of sales	24,398	27,114	42,680	44,488
Total costs of revenues	79,097	76,613	197,067	188,151
Gross profit	64,050	58,775	168,148	151,656
Selling and administrative expenses	28,226	28,489	85,833	83,702
Income from operations	35,824	30,286	82,315	67,954
Other income (expense):
Interest expense	(3,142)	(2,986)	(9,133)	(8,724)
Foreign currency exchange gain (loss)	(129)	36	(505)	273
Income before provision for income taxes	32,553	27,336	72,677	59,503
Provision for income taxes	7,774	10,574	17,520	23,307
Net income	$24,779	$16,762	$55,157	$36,196
Earnings per share:
Basic	$1.03	$0.70	$2.29	$1.51
Diluted	$1.01	$0.69	$2.25	$1.50
Shares used in per share calculation:
Basic	24,172	24,015	24,128	23,984
Diluted	24,563	24,228	24,550	24,201
Cash dividends declared per share	$0.340	$0.260	$1.020	$0.780

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(in thousands)	2018	2017
Assets
Cash	$4,399	$2,501
Accounts receivable, net of allowance for doubtful accounts of $1,883 in 2018 and $1,987 in 2017	115,089	105,872
Rental equipment, at cost:
Relocatable modular buildings	801,129	775,400
Electronic test equipment	284,647	262,325
Liquid and solid containment tanks and boxes	312,487	309,808
	1,398,263	1,347,533
Less accumulated depreciation	(509,656)	(485,213)
Rental equipment, net	888,607	862,320
Property, plant and equipment, net	125,756	119,170
Prepaid expenses and other assets	32,660	22,459
Intangible assets, net	7,480	7,724
Goodwill	27,808	27,808
Total assets	$1,201,799	$1,147,854
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$309,006	$303,414
Accounts payable and accrued liabilities	92,443	86,408
Deferred income	48,192	39,219
Deferred income taxes, net	197,611	194,629
Total liabilities	647,252	623,670
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,176 shares as of September 30, 2018 and 24,052 shares as of December 31, 2017	102,753	102,947
Retained earnings	451,794	421,405
Accumulated other comprehensive income (loss)	—	(168)
Total shareholders’ equity	554,547	524,184
Total liabilities and shareholders’ equity	$1,201,799	$1,147,854

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net income	$55,157	$36,196
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,896	58,425
Impairment of rental assets	39	—
Provision for doubtful accounts	297	1,155
Share-based compensation	2,810	2,245
Gain on sale of used rental equipment	(15,044)	(13,006)
Foreign currency exchange (gain) loss	505	(273)
Amortization of debt issuance costs	18	38
Change in:
Accounts receivable	(9,514)	(11,691)
Prepaid expenses and other assets	(10,195)	(1,261)
Accounts payable and accrued liabilities	148	80
Deferred income	8,741	4,689
Deferred income taxes	2,982	4,544
Net cash provided by operating activities	96,840	81,141
Cash Flows from Investing Activities:
Purchases of rental equipment	(84,658)	(73,193)
Purchases of property, plant and equipment	(12,521)	(12,784)
Cash paid for business acquisition	(7,543)	—
Proceeds from sales of used rental equipment	30,067	28,478
Net cash used in investing activities	(74,655)	(57,499)
Cash Flows from Financing Activities:
Net borrowings under bank lines of credit	25,575	16,813
Principal payments on Series A senior notes	(20,000)	(20,000)
Taxes paid related to net share settlement of stock awards	(3,004)	(1,363)
Payment of dividends	(22,719)	(18,628)
Net cash used in financing activities	(20,148)	(23,178)
Effect of foreign currency exchange rate changes on cash	(139)	53
Net increase in cash	1,898	517
Cash balance, beginning of period	2,501	852
Cash balance, end of period	$4,399	$1,369
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$9,193	$8,563
Net income taxes paid, during the period	$16,055	$23,510
Dividends accrued during the period, not yet paid	$8,349	$5,979
Rental equipment acquisitions, not yet paid	$9,643	$6,622

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2018
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$41,205	$22,225	$18,725	$—	$82,155
Rental related services	16,188	773	6,919	—	23,880
Rental operations	57,393	22,998	25,644	—	106,035
Sales	17,140	4,549	294	14,102	36,085
Other	358	590	79	—	1,027
Total revenues	74,891	28,137	26,017	14,102	143,147

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,320	9,093	3,994	—	18,407
Rental related services	12,457	697	5,464	—	18,618
Other	10,662	3,767	3,245	—	17,674
Total direct costs of rental operations	28,439	13,557	12,703	—	54,699
Costs of sales	12,987	1,667	195	9,549	24,398
Total costs of revenues	41,426	15,224	12,898	9,549	79,097

Gross Profit
Rental	25,223	9,365	11,486	—	46,074
Rental related services	3,731	76	1,455	—	5,262
Rental operations	28,954	9,441	12,941	—	51,336
Sales	4,153	2,882	99	4,553	11,687
Other	358	590	79	—	1,027
Total gross profit	33,465	12,913	13,119	4,553	64,050
Selling and administrative expenses	14,261	5,220	7,587	1,158	28,226
Income from operations	$19,204	$7,693	$5,532	$3,395	35,824
Interest expense					(3,142)
Foreign currency exchange gain					(129)
Provision for income taxes					(7,774)
Net income					$24,779

Other Information
Average rental equipment [1]	$759,542	$280,377	$311,086
Average monthly total yield [2]	1.81%	2.64%	2.01%
Average utilization [3]	78.6%	61.9%	62.5%
Average monthly rental rate [4]	2.30%	4.27%	3.21%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2017
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$36,239	$21,018	$16,524	$—	$73,781
Rental related services	14,729	783	6,344	—	21,856
Rental operations	50,968	21,801	22,868	—	95,637
Sales	17,533	4,909	461	15,781	38,684
Other	386	594	87	—	1,067
Total revenues	68,887	27,304	23,416	15,781	135,388

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,285	8,264	3,943	—	17,492
Rental related services	11,075	683	4,853	—	16,611
Other	9,396	3,352	2,648	—	15,396
Total direct costs of rental operations	25,756	12,299	11,444	—	49,499
Costs of sales	12,770	2,432	397	11,515	27,114
Total costs of revenues	38,526	14,731	11,841	11,515	76,613

Gross Profit
Rental	21,558	9,402	9,933	—	40,893
Rental related services	3,654	100	1,491	—	5,245
Rental operations	25,212	9,502	11,424	—	46,138
Sales	4,763	2,477	64	4,266	11,570
Other	386	594	87	—	1,067
Total gross profit	30,361	12,573	11,575	4,266	58,775
Selling and administrative expenses	14,540	5,456	7,327	1,166	28,489
Income from operations	$15,821	$7,117	$4,248	$3,100	30,286
Interest expense					(2,986)
Foreign currency exchange loss					36
Provision for income taxes					(10,574)
Net income					$16,762

Other Information
Average rental equipment [1]	$748,779	$254,369	$307,790
Average monthly total yield [2]	1.61%	2.75%	1.79%
Average utilization [3]	76.3%	63.4%	57.1%
Average monthly rental rate [4]	2.11%	4.35%	3.14%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2018
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$116,436	$65,919	$51,328	$—	$233,683
Rental related services	40,510	2,287	18,000	—	60,797
Rental operations	156,946	68,206	69,328	—	294,480
Sales	30,694	16,568	629	19,831	67,722
Other	973	1,753	287	—	3,013
Total revenues	188,613	86,527	70,244	19,831	365,215

Costs and Expenses
Direct costs of rental operations:
Depreciation	15,841	26,536	11,910	—	54,287
Rental related services	31,031	1,956	14,417	—	47,404
Other	33,460	10,834	8,402	—	52,696
Total direct costs of rental operations	80,332	39,326	34,729	—	154,387
Costs of sales	21,766	7,046	484	13,384	42,680
Total costs of revenues	102,098	46,372	35,213	13,384	197,067

Gross Profit
Rental	67,134	28,549	31,017	—	126,700
Rental related services	9,479	331	3,583	—	13,393
Rental operations	76,613	28,880	34,600	—	140,093
Sales	8,929	9,522	144	6,447	25,042
Other	973	1,753	287	—	3,013
Total gross profit	86,515	40,155	35,031	6,447	168,148
Selling and administrative expenses	43,191	16,780	22,245	3,617	85,833
Income from operations	$43,324	$23,375	$12,786	$2,830	82,315
Interest expense					(9,133)
Foreign currency exchange gain					(505)
Provision for income taxes					(17,520)
Net income					$55,157

Other Information
Average rental equipment [1]	$752,076	$273,142	$309,943
Average monthly total yield [2]	1.72%	2.68%	1.84%
Average utilization [3]	77.8%	62.4%	59.8%
Average monthly rental rate [4]	2.21%	4.29%	3.08%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2017
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$104,923	$60,569	$46,220	$—	$211,712
Rental related services	38,283	2,095	18,209	—	58,587
Rental operations	143,206	62,664	64,429	—	270,299
Sales	30,001	14,897	1,576	20,692	67,166
Other	621	1,596	125	—	2,342
Total revenues	173,828	79,157	66,130	20,692	339,807

Costs and Expenses
Direct costs of rental operations:
Depreciation	15,951	24,335	11,827	—	52,113
Rental related services	28,802	1,937	14,017	—	44,756
Other	29,290	9,957	7,547	—	46,794
Total direct costs of rental operations	74,043	36,229	33,391	—	143,663
Costs of sales	21,846	6,508	1,332	14,802	44,488
Total costs of revenues	95,889	42,737	34,723	14,802	188,151

Gross Profit
Rental	59,683	26,277	26,846	—	112,806
Rental related services	9,481	158	4,191	—	13,830
Rental operations	69,164	26,435	31,037	—	126,636
Sales	8,154	8,389	245	5,890	22,678
Other	621	1,596	125	—	2,342
Total gross profit	77,939	36,420	31,407	5,890	151,656
Selling and administrative expenses	42,157	16,475	21,855	3,215	83,702
Income from operations	$35,782	$19,945	$9,552	$2,675	67,954
Interest expense					(8,724)
Foreign currency exchange gain					273
Provision for income taxes					(23,307)
Net income					$36,196

Other Information
Average rental equipment [1]	$746,632	$249,740	$307,322
Average monthly total yield [2]	1.56%	2.69%	1.67%
Average utilization [3]	76.6%	62.8%	54.7%
Average monthly rental rate [4]	2.04%	4.29%	3.06%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs (if applicable) and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2018	2017	2018	2017	2018	2017
Net income	$24,779	$16,762	$55,157	$36,196	$172,881	$45,930
Provision (benefit) for income taxes	7,774	10,574	17,520	23,307	(76,255)	33,368
Interest	3,142	2,986	9,133	8,724	12,031	11,445
Depreciation and amortization	20,608	19,673	60,896	58,425	80,887	78,076
EBITDA	56,303	49,995	142,706	126,652	189,544	168,819
Impairment of rental assets	—	—	39	—	1,678	—
Share-based compensation	982	707	2,810	2,245	3,763	3,009
Adjusted EBITDA [1]	$57,285	$50,702	$145,555	$128,897	$194,985	$171,828
Adjusted EBITDA margin [2]	40%	37%	40%	38%	40%	39%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2018	2017	2018	2017	2018	2017
Adjusted EBITDA [1]	$57,285	$50,702	$145,555	$128,897	$194,985	$171,828
Interest paid	(3,070)	(2,746)	(9,193)	(8,563)	(12,455)	(11,957)
Income taxes paid, net of refunds received	(4,380)	(5,369)	(16,055)	(23,510)	(22,049)	(31,314)
Gain on sale of used rental equipment	(5,169)	(5,092)	(15,044)	(13,006)	(19,771)	(15,947)
Foreign currency exchange loss (gain)	129	(36)	505	(273)	444	(93)
Amortization of debt financing cost	3	13	18	38	30	51
Change in certain assets and liabilities:
Accounts receivable, net	(9,994)	(10,874)	(9,217)	(10,536)	(7,676)	(3,655)
Prepaid expenses and other assets	4,743	7,578	(10,195)	(1,261)	(5,810)	(686)
Accounts payable and other liabilities	(359)	(2,089)	1,725	4,666	4,618	8,298
Deferred income	3,887	(345)	8,741	4,689	5,772	34
Net cash provided by operating activities	$43,075	$31,742	$96,840	$81,141	$138,088	$116,559

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.